UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BIRDBILL, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	30-0874679
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Room 1715, 17/F, Pacific Trade Centre,
2 Kai Hing Road
KowloonBay, Kowloon, HongKong
(852) 2796-0803
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy To:
Brunson Chandler & Jones PLLC
175 South Main Street
15th Floor
Salt Lake City, Utah 84111
(801) 303-5730

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐  Accelerated filer  ☐  Non-accelerated filer ☐  Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined) (1)	1,350,000	$0.05	$67,500	$7.84
Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	1,000,000	$0.05	$50,000	$5.81
Total	2,350,000	$0.05	$117,500	$13.65

(1)	Represents common shares currently outstanding to be sold by the Selling Security Holders.

(2)
There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated July __, 2015

PROSPECTUS

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

BIRDBILL, INC.

2,350,000SHARES
COMMON STOCK

This prospectus relates to the sale of up to 1,000,000 shares of common stock being sold at $0.05 per share pursuant to the Primary Offering and 1,350,000 Shares of Common Stock being offered at $0.05 per share by the Selling Security Holders pursuant to the Secondary Offering, of Birdbill, Inc., a Nevada corporation (“Birdbill” or the “Company”).

	Per Share	Sale Total
Public Offering Price	$0.05	$50,000
Underwriting Discounts and Commissions	$0.00	$0
Proceeds to Birdbill, Inc.	$0.05	$50,000

The total number of shares registered in this registration statement is 2,350,000. This prospectus relates to the sale of 1,000,000 shares of common stock, par value $0.001, of Birdbill, Inc. (referred to herein as the “Company” or “Birdbill”), at a price of $0.05 per share on a best efforts basis (the “Primary Offering”). This offering terminates 12 months after commencement of this offering on July __, 2016. This is the initial offering of common stock of the Company. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO and director, Ying Wai Leung. The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to continue operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 1,350,000 shares being registered by [insert here] “Selling Security Holders” (the “Secondary Offering”). The Selling Security Holders will be offering their shares of common stock at a price of $0.05 per share until a market develops and our shares are quoted on the OTC Bulletin Board or another quotation board (such as OTCQB) and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this secondary offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

There has been no market for our securities, and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTC Bulletin Board or OTCQB. We do not yet have a market maker who has agreed to file such application.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reportingrequirements. Investing in our securities involves a high degree of risk. See Risk Factors‚ beginning on page 8.

We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Selling Security Holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is:  July __, 2015

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.  All references in this Prospectus to Shares are as of March 31, 2015, unless otherwise specified.  Prospective investors should carefully consider the information set forth under the heading “Risk Factors” and are urged to read this prospectus in its entirety.

Company Overview

Birdbill, Inc. (“Birdbill” or the “Company”), was incorporated on May 18, 2015 under the laws of the State of Nevada, by Mr. Ying Wai Leung. On March 26, 2014, Mr. Leung established Hotdeal Asia Limited (“Hotdeal”) in Hong Kong as a Company Limited by Shares. On May 26, 2015, Mr. Leung, as the sole shareholder of Birdbill and Hotdeal, entered into a Sale and Purchase Agreement through which all of the assets and liabilities of Hotdeal were purchased by Birdbill and through which Hotdeal became a wholly-owned subsidiary of Birdbill.

The Business

Birdbill’s subsidiary, Hotdeal Asia Limited, is principally engaged in the provision of business and IT consulting services, as well as the operation of birdbill.com. Birdbill.com is an online payment platform that launched in Hong Kong, in December 2014. The platform is a payment gateway that enables merchants to promote their products and events and drive sales of content and services with a wide range of media and partners in Hong Kong.

End-users can purchase or earn “Birdbill Points” through well-known online stores and convenience stores in Hong Kong. The Birdbill Points can be used to redeem products and services that offered by the platform. Our clients can provide "Redeem codes" or connect our system with an API key to let their customers in Hong Kong purchase their digital content or services.

Birdbill’s sales and promotion channels in Hong Kong include over one thousand brick-and-mortar retail shops and convenience stores, including the 7-Eleven convenience stores. It also has several online sales and promotion channels through online stores including OpenShop by 2000 Fun Limited (http://www.openshop.com.hk/search.html?keyword=birdbill) and Game.now.comby PCCW Media Limited (http://pctv.netvigator.com/pctv/estore/netgamedisplay?GAMEID=BIRDBILL).

Our principal offices are located at Room 1715, 17/F, Pacific Trade Centre, 2 Kai Hing Road, KowloonBay, Kowloon, HongKong.  Our telephone number is (852)2796-0803.  Our year-end is March 31, 2015.

Except as otherwise indicated, as used throughout the remainder of this prospectus, references to “Company,” “Birdbill,” “we,” “us,” or “our” refer to Birdbill, Inc., a Nevada corporation.

THE OFFERING

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	1,350,000 shares of Common Stock

Securities Offered By Us	1,000,000 shares of Common Stock

Issued and Outstanding Shares of Common Stock	9,920,000

Securities Being Registered That May Be Sold By Our Stockholders	1,350,000

Issued and Outstanding Shares of Common Stock After the Offering	10,920,000

Use of proceeds
We will receive approximately $50,000 in gross proceeds if we sell all of the shares in the Offering, and we will receive estimated net proceeds (after paying offering expenses) of approximately $10,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Transfer Agent	Island Stock Transfer 15500 Roosevelt Blvd. Suite 301 Clearwater, FL 33760

Subscriptions	Subscriptions are to be made payable to: Birdbill, Inc. Room 1715, 17/F, Pacific Trade Centre 2 Kai Hing Road, Kowloon Bay, Kowloon, HongKong

RISK FACTORS

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.  All references in this Prospectus to Shares are as of June 30,2015 unless otherwise specified.  Prospective investors should carefully consider the information set forth under the heading “Risk Factors.”

The following important factors, among others, could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made or presented elsewhere by management from time to time.

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled "Special Note Regarding Forward Looking Statements" above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR OPERATIONS

We are Subject to Changing Laws and Regulations and Other Governmental Actions that Can Significantly and Adversely Affect Our Business.

Federal, state, local, territorial and foreign laws and regulations relating to tax increases and retroactive tax claims, disallowance of tax credits and deductions, expropriation or nationalization of property, mandatory government participation, cancellation or amendment of contract rights, and changes in import and export regulations, limitations on access to exploration and development opportunities, as well as other political developments may affect our operations.

Our Business Will Suffer If We Cannot Obtain Or Maintain Necessary Licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities.  Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors.  Our inability to obtain, or our loss of or denial of extension of, any of these licenses or permits could hamper our ability to produce revenues from our operations.

Our Operations are Subject to Various Litigation that Could Have an Adverse Effect on Our Business.

From time to time we may become a defendant in various litigation matters.  The nature of our operations exposes us to further possible litigation claims in the future.  There is risk that any matter in litigation could be adversely decided against us regardless of our belief, opinion and position, which could have a material adverse effect on our financial condition and results of operations.  Litigation is highly costly and the costs associated with defending litigation could also have a material adverse effect on our financial condition.

The Loss Of Any Member Of Our Management Team, Upon Whose Knowledge, Relationships With Industry Participants, Leadership And Technical Expertise We Rely Could Diminish Our Ability To Conduct Our Operations, And Harm Our Ability To Execute Our Business Plan.

Our success depends heavily upon the continued contributions of those members of our management team whose knowledge, relationships with industry participants, leadership and technical expertise would be difficult to replace.  In addition, our ability to select and evaluate suitable opportunities and to consummate transactions in a highly competitive environment is dependent on our management team’s knowledge and expertise in the industry.  To continue to develop our business, we rely on our management team’s knowledge and expertise in the industry and will use our management team’s relationships with industry participantsto enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other businesses.

Although most of the members of our management team have entered into employment agreements with us, they may terminate their employment with our company at any time.  If we were to lose members of our management team, we may not be able to replace the knowledge that they possess.  In addition, we may not be able to establish or maintain strategic relationships with industry participants.  If we were to lose the services of the members of our management team, our ability to conduct our operations and execute our business plan could be materially harmed.

RISKS RELATED TO OUR SECURITIES

Our Stock Price May be Volatile, which May Result in Losses to Our Shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares are subject to the "Penny Stock" rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•
Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities, and an active trading market in our securities may not develop, or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Our Common Shares May Become Thinly Traded and You May be Unable to Sell at or Near Ask Prices, or at All.

We cannot predict the extent to which an active public market for trading our common stock will be sustained.This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Because the SEC Imposes Additional Sales Practice Requirements on Brokers Who Deal in Shares of Penny Stocks, Some Brokers May be Unwilling to Trade Our Securities. This Means that You May have Difficulty Reselling Your Shares, which May Cause the Value of Your Investment to Decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on brokers-dealers who sell our securities. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) Sales Practice Requirements May Limit Your Ability to Buy and Sell Our Common Stock, which Could Depress the Price of Our Shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our Business is Subject to Changing Regulations Related to Corporate Governance and Public Disclosure that have Increased Both Our Costs and the Risk of Noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We Will Incur Increased Costs and Compliance Risks as a Result of Becoming a Public Company.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Sales of Our Currently Issued and Outstanding Stock May Become Freely Tradable Pursuant to Rule 144 and May Dilute the Market for Your Shares and have a Depressive Effect on the Price of the Shares of Our Common Stock.

A majority of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that one year following a company ceasing to be a “shell company” and filing Form 10 information with the SEC to that effect, a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB). Pursuant to Rule 144, shareholders must wait at least one year from the date of our filing of a Form 8-K with requisite Form 10 information to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

We have used an arbitrary offering price.

The offering price of $0.05 per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404a of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of our internal controls over financial reporting until our second annual report, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

No Established Market for Common Stock

Our common stock is not approved for trading on the OTC Bulletin Board or other market, although we intend to have an application filed to be listed on the OTCQB after this registration statement is declared effective. Accordingly, there is currently no established trading market for such shares and there can be no assurance that such a market will ever develop or be maintained. Any market price for shares of common stock of our Company may be very volatile, and numerous factors beyond the control of our Company may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our Company’s common stock in any market that may develop. Sales of “restricted securities” under Rule 144 may also have an adverse effect on any market that may develop.

Risks of “Penny Stock”

Our Company’s common stock may be deemed to be “penny stock” as that term is defined in Section 240.3a511 of the Exchange Act. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized”national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQlisted stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g2 of the Securities and Exchange Commission require brokerdealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Company’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g9 of the Securities and Exchange Commission requires brokerdealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the brokerdealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions ; (iii) provide the investor with a written statement setting forth the basis on which the brokerdealer made the determination in (ii) above ; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our Company’s common stock to resell their shares to third parties or to otherwise dispose of them.

There has been no “established public market” for the Company’s common stock.

Our common stock is expected to be traded over the counter, which may deprive stockholders of the full value of their shares.

Our common stock will likely be quoted via the OTCQB. Accordingly, our common stock may have fewer market-makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock.

We May Not be Able to Effectively Manage Our Growth.

Our strategy envisions growing our business.  Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems.  As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources.  We also will need to hire, train, supervise and manage new employees.  These processes are time consuming and expensive, will increase management responsibilities and will divert management attention.  We cannot assure you that we will be able to:

•	expand our products effectively or efficiently or in a timely manner;
•	allocate our human resources optimally;
•	meet our capital needs;
•	identify and hire qualified employees or retain valued employees; or
•	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

We Will be Required to Attract and Retain Top Quality Talent to Compete in the Marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, operational, and finance personnel.  There can be no assurance of success in attracting and retaining such personnel.  Shortages in qualified personnel could limit our ability to remain competitive on our target industries.

We Will be Subject to Evolving and Expensive Corporate Governance Regulations and Requirements.  Our Failure to Adequately Adhere to These Requirements or the Failure or Circumvention of Our Controls and Procedures Could Seriously Harm our Business.

As a publicly traded company, we are subject to various federal, state and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002.  Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal control over financial reporting.  Our internal controls and procedures may not be able to prevent errors or fraud in the future.  Faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established controls and procedures may make it difficult for us to ensure that the objectives of the control system are met.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

Risks Associated with this Offering

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary.
There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues.
In addition, if our shares are quoted on the OTC Bulletin Board or OTCQB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTC Bulletin Board or OTCQB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Because our Primary Offering does not have a minimum offering amount, we may not raise enough funds to continue operations.

Because our Primary Offering lacks a minimum offering amount, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time. If we raise less than the maximum amount under the Primary Offering (gross proceeds of $50,000), we will not have enough money to implement our business plan. We may then have to cease operations, and investors could then lose their entire investment.

Because the Selling Shareholders are selling their shares, we are less likely to sell all of the Primary Offering shares.

Investors interested in purchasing our stock in the Primary Offering may purchase stock directly from the Selling Shareholders. Therefore, the existence of the Selling Shareholders’ secondary offering makes it less likely that we will sell all of the shares available in the Primary Offering.

Purchasers of our stock will experience dilution.

At March 31, 2015, we had a net tangible book value of $0.0022 per share of our common stock. If you purchase our common stock from us in our Primary Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock (at $0.05 per share) and the pro forma net tangible book value per share of our common stock immediately after the offering of $0.0029 per share. See the “Dilution” section below for a more detailed explanation.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements.  These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words.  These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information.  When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement.  You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect.  If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or intended.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $10,000 after deducting the estimated expenses of registration.

We anticipate that the net proceeds of the Offering will be used primarily to execute our business plan, paying other general and administrative expenses, and being used as working capital. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and results of its research and assessments as to the marker potential of its proposal to develop the business. In the event that we sell less than the maximum shares offered in the Primary Offering, our first priority is the payment of expenses related to this Offering. The following table summarizes how we anticipate using the gross proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Accounting, Audit, Transfer Agent, Edgar Agent, and Other Fees associated with the Offering and the filing of this Registration Statement	$40,000	$37,500	$25,000	$12,500
Working Capital	$10,000	$0	$0	$0
Total Use of Proceeds	$50,000	$37,500	$25,000	$12,500

The Company anticipates that the estimated $50,000 gross proceeds from the Maximum Offering will enable it to expand its operations and fund its other capital needs for the next six months. In the event that the Maximum Offering is not completed, the Company’s officers and directors will advance loans to the Company until they are able to raise additional capital or until the Company becomes profitable. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and our shares are quoted on the OTC Bulletin Board or another quotation board (such as OTCQB) and thereafter at prevailing market prices or privately negotiated prices. In determining the Primary Offering price of the shares, we considered several factors including:

•	Our start-up status;
•	Prevailing market conditions, including the history and prospects for the industry in which we compete;
•	Our future prospects; and
•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

We cannot assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell.  Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and directors, who may be considered underwriters as that term is defined in Section 2(a)(11). Our officer and directors will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares. The officer and directors intend to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of the Company’s officer and directors

The Company’s officer and director will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;
•	he was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months;
•
he does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)(4)(i) or (iii) of the Exchange Act, except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

You may purchase shares by completing and mutually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	prospectus, with subscription agreement, is delivered by the Company to each offeree;
•	the subscription is completed by the offeree, and submitted with the check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by the officer of the Company, and the funds deposited into an account labeled: Birdbill, Inc. within four (4) days of acceptance;
•	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Bank:Hang Seng Bank Limited;
Bank Address: Wan Chai Branch, 200 Hennessy Road, Hong Kong;
Bank Code: 024;
Account Name:Hotdeal Asia Limited;
Account Number: 390-547487-883;
SWIFT code: HASEHKHH;
CHIPS No. 010522

DESCRIPTION OF SECURITIES

We have an authorized capital of 500,000,000 shares divided into 500,000,000 shares of common stock with a par value of $0.001 per share and 0 shares of preferred stock with a par value of $0.001, none of which is currently outstanding.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer. Their mailing address is 15500 Roosevelt Blvd., Suite 301, Clearwater, FL  33760.

Emerging Growth Company

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.  As long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

We are also currently a “smaller reporting company” as defined in the Securities Exchange Act of 1934, and in the event that we are still considered a smaller reporting company at such time as we cease being an emerging growth company, we will be required to provide additional disclosure in our SEC filings. However, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. We cannot predict whether investors will find our common stock less attractive because of our reliance on any of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Brunson Chandler & Jones, PLLC, of Salt Lake City, Utah.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Callie Jones, a partner in the law firm that is preparing this prospectus, also serves as the Secretary of the Company. No other person is connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS AND COUNSEL

The financial statements of Birdbill, Inc. as of and for the period ended March 31, 2015 included in this prospectus have been audited by AWC (CPA) Limited, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.  Brunson Chandler & Jones, PLLC has provided an opinion on the validity of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act of 1934, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by us can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information concerning our Company located at http://www.sec.gov. This Prospectus does not contain all the information required to be included in the Registration Statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this Prospectus.

You may obtain, free of charge, a copy of any of our filings by writing or calling us at the following address and telephone number:

Room 1715, 17/F, Pacific Trade Centre
2 Kai Hing Road, KowloonBay, Kowloon, HongKong
(852) 2796-0803

INFORMATION WITH RESPECT TO THE REGISTRANT

Business

Birdbill’s subsidiary, Hotdeal Asia Limited, is principally engaged in the provision of business and IT consulting services, as well as the operation of birdbill.com. Birdbill.com is an online payment platform that launched in Hong Kong, in December 2014. The platform is a payment gateway that enables merchants to promote their products and events and drive sales of content and services with a wide range range of media and partners in Hong Kong.

End-users can purchase or earn “Birdbill Points” through well-known online stores and convenience stores in Hong Kong. The Birdbill Points can be used to redeem products and services that offered by the platform. Our clients can provide "Redeem codes" or connect our system with an API key to let their customers in the Hong Kong purchase their digital content or services.

Birdbill’s sales and promotion channels in Hong Kong include over one thousand brick-and-mortar retail shops and convenience stores, including the 7-Eleven convenience stores. It also has several online sales and promotion channels through online stores including OpenShop by 2000 Fun Limited (http://www.openshop.com.hk/search.html?keyword=birdbill) and Game.now.comby PCCW Media Limited (http://pctv.netvigator.com/pctv/estore/netgamedisplay?GAMEID=BIRDBILL).

Business Strategy

Hotdeal has a wide range of partners in the fields of information technology and telecommunication, retail, advertising, and media, all of which will be used to leverage demand for the Company’s services. Development costs for information technology in Hong Kong are considerably lower than other metropolises. Company management will employ these relationships and low costs to take advantage of both overseas opportunities and the economic boom in China. Hotdeal will collaborate with telecommunication services providers to promote the platform and application with value added service packages. The reward platform will be utilized to help merchants facilitate consumer interest in purchasing and redeeming coupons online. The Company expects to immediately be able to target over three million consumers in Hong Kong.

Industry Operating Environment

Mobile devices have penetrated cultures throughout the world. The existing group-buying on the market standard cannot satisfy the promotion and e-payment demands of merchants. Micropayment business is expansible and the market demands this emerging technology. The e-promotion channel for Hong Kong merchants is limited and insufficient.

Development

Hotdeal will continue its business and information technology consulting service, but will also focus on the expansion of birdbill.com. The Company has plans to build a micropayment network over end-user, merchant, supplier, and sales channels. Additionally, the Company will expand its platform by developing corresponding mobile applications to dominate the home market, in turn becoming a major force capable of addressing consumer demand throughout the Greater China region.

Competition

Business and IT consulting service is a popular business in Hong Kong and is in highly competitive. Reward and micropayment business with designated mobile mapping, localization and near field communication (NFC) technologies is a new concept and opportunity to the market; to our knowledge there is no specific established company in Hong Kong dedicated to the business. However, from the time being, the steady mature of business model may interest the following companies to enter this new market:

Octopus Holdings Limited
Octopus is a Hong Kong leading smart card payment systems and owned by the major transport operators in Hong Kong. People in Hong Kong use Octopus Card to pay the public transport,restaurant or merchant without the usage of coins. The Octopus users can reload the card with automatic add value service or/and manually with cash at thousands of locations all over the town.

Soft World (Hong Kong) International Corporation Limited
MyCard Pre-Paid Card and gaming merchandise are the core products of the company. MyCard provides users the access to pay for 1,000 more digital content. The payment platform allows buyers to purchase premium content of online games and entertainment in a hassle-free environment. The users can get game credits and special in-game bounces, rewards and gifts with MyCard.

Marketing and Customers

Hotdeal has a wide range of partners in the fields of information technology and telecommunication, retail, advertising, and media, all of which will be used to leverage demand for the Company’s services. Development costs for information technology in Hong Kong are considerably lower than other metropolises. Company management will employ these relationships and low costs to take advantage of both overseas opportunities and the economic boom in China. Hotdeal will collaborate with telecommunication services providers to promote the platform and application with value added service packages. The reward platform will be utilized to help merchants facilitate consumer interest in purchasing and redeeming coupons online. The Company expects to immediately be able to target over three million consumers in Hong Kong.

Principal Agreements Affecting Our Ordinary Business

Hotdeal has agreements with 2000fun, game.now.com, and 7-Eleven.

Governmental Regulation and Environmental Matters

Our operations are subject to various rules, regulations and limitations impacting the industry as a whole.

Existing and Probable Government Regulation to Our Current and Intended Business

Exchange Act

We are subject to the regulations of the Exchange Act, and applicable securities laws, rules and regulations promulgated under the Exchange Act by the SEC.  Compliance with these requirements of the Exchange Act increases our legal and accounting costs.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.” That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes/Oxley Act

We are also subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes/Oxley Act”).  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act like we are to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in SEC Regulation 14A.  Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or are anticipated to be received) of SEC Regulation 14, as applicable; and preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies are forwarded to our shareholders.

We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in Current Reports on Form 8-K.

Number of Total Employees and Number of Full-Time Employees

The Company employs three other full-time employees besides Mr. Leung.

Subsidiaries

We have one wholly owned subsidiary: Hotdeal Asia Limited, a Hong Kong Company limited by shares, is our sole operating subsidiary.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act, and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our Company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

DESCRIPTION OF PROPERTY

Our principal offices are located at 2 Kai Hing Road, Kowloon Bay, Hong Kong.  Our telephone number is (852)2796-0803. For the next fiscal year, we will conduct our administrative affairs from our President’s office, at minimal cost to the Company. Birdbill does not own any property.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the information set forth in the consolidated financial statements and related notes included in this Prospectus.

A more detailed description of Birdbill’s operations can be found in the “Business” section beginning on page 15.

Critical Accounting Policies and Estimates

Use of Estimates

The timely preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Unadjusted quoted prices in active markets that are accessible at measurement date for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and less observable from objective sources.

The Company has no assets that are measured at fair value.

Income Taxes

The Company accounts for income taxes using the liability method, under which deferred income taxes are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that the asset will not be realizable in the foreseeable future.

Deferred taxes are also recognized on the undistributed earnings of subsidiaries, which are presumed to be transferred to the parent company and are subject to withholding taxes, unless there is sufficient evidence to show that the subsidiary has invested or will invest the undistributed earnings indefinitely or that the earnings will be remitted in a tax-free liquidation.

The Company adopts ASC 740-10-25 “Income Taxes” which prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The Company did not have significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of and for the period ended March 31, 2015.

Revenue Recognition

Revenue comprises the fair value of the consideration received or receivable for the provision of services in the ordinary course of the Company’s activities and is recorded net of discounts. Consistent with the criteria of ASC 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been provided, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

In accordance with ASC 605, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded on a gross basis. When the Company is not the primary obligor, does not bear the inventory risk and does not have the ability to establish the price, revenue is recorded on a net basis.

Revenue recognition policies for each type of service are analyzed as follows:

Provision of business and IT consulting services– Revenue are recognized when services are rendered, net of discounts.

Revenue from the operation of an online payment platform–the Company launched Birdbill.com, an online payment platform in Hong Kong, in December 2014. The platform is a payment gateway, which enables merchants to promote their products and events. End-users can purchase BirdbillPoints through well-known online stores and convenience stores in Hong Kong.The Birdbill Points can be used to redeem products and services that offered by the platform.

Revenue will only be recognized upon the delivery of items that redeemed by end-users, net of discounts and return. During the period ended March 31, 2015, revenue generated from the Birdbill.com operation is very insignificant to the Company’s total revenue.

Results of Operations.

For the period from March 26, 2014 through March 31, 2015, Birdbill recorded $122,892in revenues.

For the period from March 26, 2014 through March 31, 2015, Birdbill recorded total operating expenses of $97,749.  These expenses were primarily due to (1)direct service costs, (2)amortization and depreciation expenses, (3)personnel expenses and (4)general and administrative expenses.

Birdbill’s net income per share was $21,337 as of March 31, 2015.

Liquidity and Capital Resources.

We had $4,401 in cash on hand at March 31, 2015. We believe $12,903 of account receivable will be sufficient to enable us to fund our principal business operations through at least the next two months. The Company plans to raise additional capital from the sale of its securities (including without limitation common stock, preferred stock, promissory notes, etc.) and achieve operating revenues with the expansion of business and IT consulting services and development of Birdbill.com.

For the period from March 26, 2014 through March 31, 2015, cash flow from operating activities was positive and totaled $21,337;noncash adjustment of $5,095 in amortization and depreciation expenses, $3,669 in deferred tax expense, $(12,903) in accounts receivable, $7,445 in accrued expense and other payables and $137 in income tax payable.

Investing activities utilized $(27,328) in cash during the year ended March 31, 2015, which was the result of additional expenditures related to property, plant and equipment, and intangible assets.

Financing activities utilized $6,949 in cash during the year ended March 31, 2015, related to $6,948 in amount due to director.

Contractual Obligations

Not applicable to smaller reporting companies.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Background of Directors and Executive Officers

Leung Ying Wai
Mr. Leung received his Bachelor of Business Administration (with Honors) and Master of Science in Business Information Systems from the City University of Hong Kong. For the past ten years, he has worked in start-up, SME and MNC, and has gained extensive exposure to retail, IT&T, e-commerce, entertainment, advertising and media industries. He was responsible for business development, project management and technical consultation for several innovative projects, including e-modeling with Alibaba, mobile game business with telecommunication companies, e-payment system with convenience stores, and a research project with Shenzhen Nanshan Hi-tech Incubator for study on business model of incubators in China. Mr. Leung was also a writer for popular computer and game magazines. His information technology blog was popular and ranked in top 1000 sites in Hong Kong in 2010.

Yau Wai Hung
Mr. Yau has served on the board of directors of several US listed companies, including Asian Trends Media Holdings Inc., and served as chief executive officer and director of Great China Mania Holdings, Inc. He has built up strong capital market knowledge by working closely with investment bankers, auditors, lawyers, and market makers through his past experience. He has also established cordial relationships with mutual funds and hedge funds in the US stock markets.

Tse Ka Hei
Mr. Tse started his corporate finance career as a commercial banker for several major financial institutions, including Bank of China (Hong Kong) Limited, Hang Seng Bank Limited, and China Citic Bank International Limited. Before founding his companies, he participated in several Hong Kong and US listing projects and gained valuable experience in company restructuring, accounting, bank financing, and investor relations with pre-IPO companies.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information as of June 30, 2015 regarding the beneficial ownership of our common stock, for:

•	each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our common stock;
•	each director;
•	each named executive; and
•	all directors and executive officers as a group.

We relied on information received from each stockholder as to beneficial ownership as well as the Company’s shareholder records. As of June 30, 2015 there were 9,920,000 shares of common stock and 0 shares of Preferred Stock outstanding.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership1	Percent of Class2
Leung Ying Wai (3)	Common Stock	6,000,000	60.4%
Yau Wai Hung (4)	Common Stock	400,000	4.03%
Tse KA Hei (5)	Common Stock	400,000	4.03%
1.
The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2.	Based on 9,920,000 issued (or issuable and fully-paid) and outstanding shares of common stock as of June30, 2015.
3.	Leung Ying Wai is a director and the Company’s CEO.
4.	Yau Wai Hung is a director of the Company.
5.	Tse KA Hei is a director of the Company.

Security Ownership of Officers and Directors

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership1	Percent of Class2
Leung Ying Wai (3)	Common Stock	6,000,000	60.4%
Yau Wai Hung (4)	Common Stock	400,000	4.03%
Tse KA Hei (5)	Common Stock	400,000	4.03%
1.
The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2.	Based on 9,920,000 issued (or issuable and fully-paid) and outstanding shares of common stock as of June30, 2015.
3.	Leung Ying Wai is a director and the Company’s CEO.
4.	Yau Wai Hung is a director of the Company.
5.	Tse KA Hei is a director of the Company.

Director Compensation

Term of Office

Our directors are appointed to hold office for a period of one year and one month, or until removed from office, or until a successor has been elected and qualified in accordance with our Bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.  There are no agreements with respect to the election of Directors.  Officers are appointed annually by our Board of Directors and each Officer serves at the discretion of our Board of Directors.  We do not have any standing committees.  Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Significant Employees

Other than the foregoing named officer and director, we have no full-time employees whose services are materially significant to our business and operations.

Involvement in Certain Legal Proceedings

During the past ten years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

1.	have been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
have been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
have been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
have been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
have been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officer and director and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4, and 5, respectively. Executive officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by our company, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended March 31, 2015, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners as well as our officer, director and greater than 10% beneficial owners of our subsidiaries were complied with.

Code of Ethics

We have not adopted a code of ethics that applies to our officers and directors, and employees.

Audit Committee and Audit Committee Financial Expert

We have not formed an audit committee, nor does our Board of Directors have a member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any significant profitability to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by our board of directors.

EXECUTIVE COMPENSATION

Outstanding Equity Awards

Director Compensation

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our Board of Directors. Our Board of Directors determines executive compensation.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, executive officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to be eligible for trading on the OTC BB or OTCQB. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

We had approximately 33 common stockholders of record as of June 30, 2015.  We have no preferred stockholders of record as of June 30, 2015.

Warrants

There have been no warrants issued to date.

Dividends

To date, the Company has not declared or paid cash dividends on its common stock.  The Company presently intends to retain all future earnings, if any, for its business and does not anticipate paying cash dividends in the foreseeable future.

When and as declared by the Board of Directors, holders of the outstanding shares of common stock offered hereby will be entitled to non-cumulative dividends.  Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company’s financial condition, results of operations, capital requirements, general business conditions, and such other factors as the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

Changes in Control

To the knowledge of the Company, there are no arrangements, including any pledge by any person or securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

We had a negative net tangible book value at June 30, 2015, of approximately $0.0022 per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

The founders acquired shares at a cost of $.001per share, and our investors to date have acquired their shares at a cost of $0.05 per share, whereas outside investors will pay a price of $0.05 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately ($0.0006) per share. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company's Common Stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	25%	50%	75%	100%
Offering price per share	$0.05	$0.05	$0.05	$0.05
Net tangible book value per share before offering	$0.0022	$0.0022	$0.0022	$0.0022
Increase per share attributable to investors	$(0.0028)	$(0.0015)	$(0.0004)	$0.0007
Pro forma net tangible book value per share after offering	$(0.0006)	$0.0006	$0.0018	$0.0029
Dilution per share to investors	$0.0506	$0.0494	$0.0482	$0.0471

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of June 30, 2015, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Security Holders acquired his, her or its shares pursuant to an employment or consulting contract or pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securitie

The percentages below are calculated based on 9,920,000 shares of our common stock issued and outstanding as of June 30, 2015.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares Held After the Offering	Percentage of Total Issued and Outstanding after the Offering(1)
Leung Ying Wai	6,000,000	550,000	5,450,000	49.91%
Yau Wai Hung	400,000	400,000	0	0%
Tse KA Hei	400,000	400,000	0	0%
Total	6,800,000	1,350,000	5,450,000	49.91%

(1) Assumes all of the Primary Offering and Secondary Offering shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 9,920,000 shares of common stock issued and outstanding as of June 30, 2015, and 10,920,000 shares of common stock issued and outstanding after completion of the offerings.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

To the Board of Directors and Shareholders of Birdbill, Inc. and subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Birdbill, Inc. and subsidiaries (“the Company”) as of March 31, 2015 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception (March 26, 2014) to March 31, 2015. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of March 31, 2015 and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2015 and the results of its operations and its cash flows for the period from inception (March 26, 2014) to March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China	/s/ AWC (CPA) Limited
July 16, 2015	Certified Public Accountants

BIRDBILL, INC.
CONSOLIDATED BALANCE SHEET

March 31, 2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,401
Accounts receivable	12,903
Total current assets	17,304
Property, plant and equipment	3,954
Intangible assets	18,279
TOTAL ASSETS	$39,537

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
CURRENT LIABILITIES
Accrued expenses	$7,445
Income tax payable	137
Amount due to director	6,948
Total current liabilities	14,530
Deferred tax liabilities	3,669
TOTAL LIABILITIES	$18,199

STOCKHOLDER'S EQUITY
Common stock, Par value $0.001; 500,000,000 shares authorized 10,000,000 shares issued and outstanding as of March 31, 2015	$10,000
Additional paid in capital	(9,999)
Retained earnings	21,337
TOTAL STOCKHOLDER'S EQUITY	$21,338

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$39,537

The accompanying notes form an integral part of these consolidated financial statements.

BIRDBILL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

Period from Inception (March 26, 2014) to March 31, 2015

REVENUE	$122,892

EXPENSES
Direct service costs	(10,778)
Amortisation and depreciation expenses	(5,095)
Personnel expenses	(75,384)
General and administrative	(6,492)
(97,749)

INCOME BEFORE PROVISION FOR INCOME TAX	25,143
PROVISIOM FOR INCOME TAX	(3,806)

NET INCOME FOR THE PERIOD	$21,337

EARNINGS PER SHARE
-Basic and diluted	-
-Weighted average number of shares	10,000,000

The accompanying notes form an integral part of these consolidated financial statements.

BIRDBILL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

Period from Inception
(March 26, 2014)
to March 31, 2015
OPERATING ACTIVITIES
Net income for the period	$21,337
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation expenses	5,095
Deferred tax expense	3,669
Changes in operating assets and liabilities	-
Increase in accounts receivable	(12,903)
Increase in accrued expenses and other payables	7,445
Increase in income tax payable	137
NET CASH PROVIDED BY OPERATING ACTIVITIES	24,780

INVESTING ACTIVITIES
Additions in property, plant and equipment	(5,393)
Additions in intangible assets	(21,935)
NET CASH USED IN INVESTING ACTIVITIES	(27,328)

FINANCING ACTIVITIES
Initial capital inception	1
Increase in amount due to director	6,948
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,949

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,401

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$4,401

SUPPLEMENTARY INFORMATION
Cash paid for income tax	-
Cash paid for interest	-

The accompanying notes form an integral part of these consolidated financial statements.

BIRDBILL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional	Retained
	Number of shares	Amount	paid-in capital	earnings	Total

Issue of common stock	10,000,000	$10,000	$(9,999)	$-	$1
Net income for the period	-	-	-	21,337	21,337
Balance at March 31, 2015	10,000,000	$10,000	$(9,999)	$21,337	$21,338

The accompanying notes form an integral part of these consolidated financial statements.

BIRDBILL, INC.
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
Period from inception (March 26, 2014) to March 31, 2015

NOTE 1 – CORPORATE INFORMATION

Birdbill, Inc. (“Birdbill” or the “Company”), a Nevada corporation, was incorporated by Mr. Ying Wai LEUNG (the “Owner”) on May 18, 2015.

On March 26, 2014, the Owner setup Hotdeal Asia Limited (“Hotdeal”) in Hong Kong and is principally engaged in the provision of business and IT consulting services, as well as the operation of Birdbill.com, an online payment platform in Hong Kong.

On May 15, 2015, the Owner setup Birdbill, and on May 26, 2015, the Owner entered into a Stock Purchase Agreement whereby he contributed his 100% equity interest in Hotdeal to the Company (the “Reorganization”).On the closing of the Reorganization, Birdbill was the surviving company and Hotdeal became a wholly owned subsidiary of the Company.

Prior to the Reorganization, Birdbill was considered a shell company, as defined in SEC Rule 12b-2. Therefore, for financial reporting purposes, the Reorganization is being accounted for as a reverse-merger and recapitalization of Birdbill.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of preparation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiary, and all significant intercompany balances and transactions have been eliminated.

(b) Use of estimates

The timely preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

(c) Foreign currency translation

The functional currency for the Company’s operations is the Hong Kong Dollar (“HKD”), while the reporting currency is the US Dollar.

The financial statements of Hotdeal, a wholly-owned subsidiary, are translated into US Dollar using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the period for income and expense items. The translation rates are as follows:

March 31, 2015
Period end HKD:USD	0.1290
Average HKD:USD of the period	0.1290

Translation gains and losses, if any, are recorded in accumulated other comprehensive income or loss as a component of stockholders’ equity.

In the financial statements of Hotdeal, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the determination of net income or loss during the period in which they occur.

(d) Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the provision of services in the ordinary course of the Company’s activities and is recorded net of discounts. Consistent with the criteria of ASC 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been provided, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

In accordance with ASC 605, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded on a gross basis. When the Company is not the primary obligor, does not bear the inventory risk and does not have the ability to establish the price, revenue is recorded on a net basis.

Revenue recognition policies for each type of service are analyzed as follows:

Provision of business and IT consulting services– Revenue are recognized when services are rendered, net of discounts.

Revenue from the operation of an online payment platform–the Company launched Birdbill.com, an online payment platform in Hong Kong, in December 2014. The platform is a payment gateway, which enables merchants to promote their products and events. End-users can purchase BirdbillPoints through well-known online stores and convenience stores in Hong Kong.The Birdbill Points can be used to redeem products and services that offered by the platform.

Revenue will only be recognized upon the delivery of items that redeemed by end-users, net of discounts and return. During the period ended March 31, 2015, revenue generated from the Birdbill.com operation is very insignificant to the Company’s total revenue.

(e) Income tax expense

The Company accounts for income taxes using the liability method, under which deferred income taxes are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that the asset will not be realizable in the foreseeable future.

Deferred taxes are also recognized on the undistributed earnings of subsidiaries, which are presumed to be transferred to the parent company and are subject to withholding taxes, unless there is sufficient evidence to show that the subsidiary has invested or will invest the undistributed earnings indefinitely or that the earnings will be remitted in a tax-free liquidation.

The Company adopts ASC 740-10-25 “Income Taxes” which prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The Company did not have significant unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of and for the period ended March 31, 2015.

(f) Fair value of financial instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Unadjusted quoted prices in active markets that are accessible at measurement date for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and less observable from objective sources.

The Company has no assets that are measured at fair value.

(g) Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents of the Company primarily represent bank depositswith maturities less than three months.

(h) Property, plant and equipment

Property and equipment are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method with no residual value based on the estimated useful lives of the various classes of assets. Equipment is depreciated over the period of 2 years.

(i) Intangible assets

Intangible assets are stated at cost and amortized on a straight-line basis over the period of 2 years.

(j)Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the period ended March 31, 2015.

(k)Recent accounting pronouncement

The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during the period.  Management has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any other new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to March 31, 2015 through the date these financial statements were issued.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of the balance sheet date is summarized as follows:

March 31, 2015
At cost
Equipment	$5,393

Less: Accumulated depreciation expense	(1,439)

Property, plant and equipment, net	$3,954

Depreciation expense for the period from inception (March 26, 2014) to March 31, 2015 was $1,439.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets as of the balance sheet date is summarized as follows:

March 31, 2015
At cost
Content and code management system	$21,935

Less: Accumulated amortization expense	(3,656)

Intangible assets, net	$18,279

Amortization expense for the period from inception (March 26, 2014) to March 31, 2015 was $3,656.

NOTE 5 – AMOUNT DUE TO DIRECTOR

March 31, 2015

Temporary advance from Ying Wai LEUNG	$6,948

The amount due to director is unsecured, interest free and has no fixed terms of repayment.

NOTE 6 – TAXATION

Period from inception (March 26, 2014) to March 31, 2015

Current - Hong Kong income tax expense	$137
Deferred tax expense - Accelerated amortization and depreciation allowances	3,669
Total	$3,806

The Company did not derive any taxable income in United States. Hong Kong income tax is charged at 16.5% on assessable profits that generated from Hong Kong operations.

A reconciliation of the expected income tax expense with the actual income tax expense is as follows:

Period from inception (March 26, 2014) to March 31, 2015

Expected income tax expense - At Federal rate of 34%	$8,549
Deferral due to foreign income exclusion	(4,400)
Non-deductible expenses	69
Statutory tax deductions in Hong Kong	(412)
Actual income tax expense	$3,806

Deferred tax liabilities as of the balance sheet date is analyzed as follows:

March 31, 2015

Accelerated amortization and depreciation allowances	$3,669

NOTE 7 – REVENUE

Period from inception (March 26, 2014) to March 31, 2015

Business and IT consulting services	$122,718
Operation of Birdbill.com	174
Total	$122,892

NOTE 8 – RELATED PARTY TRANSACTION

The Company currently utilizes office space on a rent-free basis from the director and shareholder. Management deemed the rent-free space to be of no nominal value.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses are estimated to be as follows: The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee*	$13.65
Legal fees	$20,000
Accounting fees and expense	$2,000
Transfer agent fee	$18,000
Miscellaneous	$0
Total	$40,013.65

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to “Certain Related Party Transactions” and “Description of Capital Stock” contained in the Prospectus relating to the indemnification of Registrant’s officers, directors, stockholders, employees and affiliates.  The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Articles of Incorporation and the Bylaws of the Registrant.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.

Section 78.138 of the Nevada Revised Statutesdoes not permit a corporation to indemnify a director or officer of the corporation for monetary damages for breach of fiduciary duty as a director or officer, except for actions taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

The Registrant expects to maintain standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments that may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Article XI of the Registrant's Bylaws provides for the indemnification of its directors and officers to the fullest extent permitted by law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the three months ended June 30, 2015, the Company sold a total of 430,000 shares of common stock to certain investors for a total of $21,500, or $0.05 per unit. The securities were sold to a total of twenty six (26) different purchasers as part of a private placement offering being conducted by the Company. The sales of securities were made in reliance upon exemptions for registration provided by Regulation S under the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	By-Laws of Registrant
5.1	Opinion Regarding Legality
10.1	Form of Subscription Agreement for Primary Offering
10.2	Stock Purchase Agreement between Birdbill, Inc. and Hotdeal Asia, Inc.
10.3	Product Supply and Cooperation Agreement with 2000 Fun Limited dated June 24, 2013
10.4	Trading Terms Agreement with The Dairy Farm Company, Limited dated May 20, 2015
14.1	Code of Ethics of Registrant
23.1	Consent from Independent Registered Public Accounting Firm
23.2	Consent from Legal Counsel (included in Exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

	(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized on the 17th day of July, 2015.

BIRDBILL, INC.

Date: July 17, 2015	By:	/s/ Ying Wai Leung
Ying Wai Leung
Director